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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 31, 2006 relating to the financial statements and financial statement schedule (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle) of Payless ShoeSource, Inc. and subsidiaries, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Payless ShoeSource, Inc. and subsidiaries for the year ended January 28, 2006.

Kansas City, Missouri
April 7, 2006